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                                                                    EXHIBIT 10.5

STANDARD WAREHOUSE LEASE AGREEMENT.            Approximately 102,297 square feet
Atlanta Industrial/2000                        1851 West Oak Parkway
                                               Marietta, Georgia 30062

                                LEASE AGREEMENT

     THIS LEASE AGREEMENT, is made and entered into as of March 31, 2000 by and
                                                                --
between 3 Plus Limited Partnership hereinafter referred to as "Landlord", and HomeGrocer.com, Inc. hereinafter referred to as "Tenant";

                                  WITNESSETH:

1. PREMISES AND TERM. In consideration of the obligation of Tenant to pay rent as herein provided, and in consideration of the other terms, provisions and covenants hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby accepts and leases from Landlord certain premises consisting of a building containing approximately 102,297 square feet at 1851 West Oak Parkway, County of Cobb, State of Georgia, (the "Building") together with all site improvements upon the real property legally described on Exhibit "A" and depicted on the site plan attached hereto as Exhibit "A-1" (collectively the "Premises").

     TO HAVE AND TO HOLD the same for a term commencing on the "Commencement Date", as hereinafter defined, and ending One Hundred Twenty Two (122) months thereafter; provided however, that in the event the Commencement Date is a date other than the first day of a calendar month, said term shall extend for said number of months in addition to the remainder of the calendar month following the Commencement Date. (See also Additional Provisions, Sections 2, 3, and 4)

     The Commencement Date shall be the date upon which the Landlord's Work shall have been substantially completed provided however, that if Landlord shall be delayed in such Substantial Completion as a result of: (i) Tenant's failure to agree to plans, specifications, and cost estimates, within a reasonable period of time; (ii) Tenant's request for materials, finishes or installations not available in same time period or which require more time to complete than Landlord's standard; (iii) Tenant's changes in plans; or (iv) the performance or completion of work by a party employed by Tenant, the Commencement Date and the payment of rent hereunder shall be accelerated by the number of days of such delay, and provided further that if Landlord can not substantially complete the Premises as a result of any of events (i) through (iv) above, Landlord may at its election complete so much of Landlord's Work as may be practical under the circumstances and, by written notice to Tenant, establish the Commencement Date as the date of such partial completion, subject to any applicable accelerations due to delays resulting from events (i) through (iv) above. Notwithstanding the preceding Landlord's election, Landlord agrees to pursue the completion of Landlord's Work in an expeditious manner. Taking of possession by Tenant shall be deemed conclusively to establish that said buildings and other improvements have been completed in accordance with the plans and specifications and that the Premises are in good and satisfactory condition (latent defects, Warranty Work and punch list items excepted), as of when possession was so taken. Tenant acknowledges that no representations as to the repair of the Premises have been made by Landlord, unless such are expressly set forth in this lease. After such Commencement Date Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises. In the event of any dispute as to Substantial Completion of work performed or required to be performed by Landlord, the certificate of Landlord's architect impartially given shall be conclusive. (See Also Additional Provisions, Section 15 and 19). Landlord covenants to repair or replace, at Landlord's expense and as "Warranty Work," any defective item of Landlord's Work of which Tenant notifies Landlord within one year after the Commencement Date and that requires repair or replacement (other than normal wear and tear) as a result of (i) any failure to construct the Building in material compliance with Exhibit "B-1"; (ii) any failure to construct the leasehold improvements in material compliance with the Basic Outline Specifications in Exhibit "B-1" or improvements made per Exhibit "B-2"; or (iii) any defective materials or workmanship. Within 10 days after the expiration of the above-described one-year warranty period, Landlord will assign to Tenant any manufacturers' or subcontractors' warranties or guaranties that are still then in effect with respect to the Building or the leasehold improvements, except for any such warranties or guaranties relating to any portions of the Premises which Landlord is required under this Lease to maintain and repair at Landlord's expense.

     2.  BASE RENT AND SECURITY DEPOSIT.
     A. Tenant agrees to pay to Landlord rent for the Premises, in advance without demand, deduction or set off (except as expressly stated in Paragraph 24 of this Lease Agreement and Additional Provision, Section 21), from sixty days after the Commencement Date and for the entire remaining term hereof, at the rate of Forty Thousand Six Hundred Ninety-Two Dollars and 00/100 ($40,692.00) per month. One such monthly installment shall be due and payable on the date hereof and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date recited above during the hereby demised term, except that the rental payment for any fractional calendar month at the commencement or end of the lease period shall be prorated.

     On each and every January 1/st/ following the Commencement Date during the term of the lease or extension thereof Tenant agrees to pay an additional monthly rental for each month during that year an amount equal to Two and One-Half percent (2.5%) of the previous years December monthly rental.

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     B. In addition, Tenant agrees to deposit with Landlord on the date hereof the Forty Thousand Six Hundred Ninety-Two Dollars and 00/100 ($40,692.00) Dollars, which sum shall be held by Landlord, without obligation for interest, as security for the performance of Tenant's covenants and obligations under this lease, it being expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such fund to the extent necessary to make good any arrears of rent or other payments due Landlord hereunder, and any other damage, injury, expense or liability caused by such event of monetary default; and Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to its original amount. Although the security deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord to Tenant within 60 days of the termination of this lease, provided that all of Tenant's obligation under this lease have been fulfilled.

     3. USE.
     A. The demised Premises shall be used only for the purpose of general office, receiving, storing, shipping and selling (other than retail) products, materials, merchandise and alcoholic beverages made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto, and subject to the park covenants of record in effect as of the commencement of this Lease. Outside storage, including without limitation, trucks (other than Tenant's "UPS" size delivery trucks) and other vehicles, is prohibited without Landlord's prior written consent. Tenant shall at its own cost and expense obtain any and all licenses and permits necessary for any such use. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises. and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with. the Premises, all at Tenant's sole expense. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, not take any other action which would constitute a unreasonable nuisance or would disturb or endanger any other tenants of the building in which their Premises are situated or unreasonably interfere with their use of their respective Premises. Without Landlord's prior written consent, Tenant shall not receive, store or otherwise handle any product, material or merchandise (other than products, in normal quantities, used by Tenant for ordinary cleaning and janitorial supplies, products used for office purposes, and typical grocery or drug merchandise) which is explosive or highly flammable. Tenant will not permit the Premises to be used for any purpose or in any manner (including without limitation any method of storage) which would render the insurance thereon void or the insurance risk more hazardous or cause the State Board of Insurance or other insurance authority to disallow any sprinkler credits, without assuming additional costs related thereto. (See also Additional Provisions, Section 13)

     B. Tenant agrees that the point pressure resulting from Tenant's racking system, inventory, forklifts and equipment pertaining to Tenant's use of the Premises shall not exceed allowable design floor loading for floor slabs on grade. Tenant shall hold harmless Landlord from any loss, liability, and expenses arising out of such damage or repair caused by Tenant's negligence or failure to comply with this paragraph.

     4. TAXES.
     A. Landlord agrees to pay before they become delinquent all taxes, assessments and governmental charges of any kind and nature whatsoever (hereinafter collectively referred to as "taxes") lawfully levied or assessed against the Premises: provided however, that Tenant shall pay to Landlord as additional rental, upon demand, the amount of such taxes. In the event any such amount is not paid within twenty (20) days after the date of Landlord's invoice, and applicable cure period, to Tenant, the unpaid amount shall bear interest at the rate of eighteen percent (18%) per annum from the date of such receipt until payment by Tenant. Landlord reserves the right to require Tenant during each month of the lease term to pay an escrow deposit to Landlord equal to one-twelfth of the taxes. If the Tenant's total tax escrow payments are less than actual taxes, Tenant shall pay to Landlord upon demand the tax payment shortage; if the total tax escrow payments of Tenant are more than actual taxes, Landlord shall retain such excess and credit it to Tenant's next accruing tax escrow payment. For the calendar year in which the Lease commences taxes are estimated to be $0.35 per square foot.

     B. If at any time during the term of this lease, the present method of taxation shall be changed so that, in lieu of the whole or any part of any taxes, assessments or governmental charges levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents for the present or any future building or buildings on the Premises, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "taxes" for the purposes hereof.

     C. The Landlord shall have the reasonable right to employ a tax consulting firm to attempt to assure a fair tax burden on the building and grounds within the applicable taxing jurisdiction. Tenant shall pay to Landlord upon demand from time to time, as additional rent, the reasonable cost of such service.

     D. Any payment to be made pursuant to this paragraph 4 with respect to the real estate tax year in which this lease commences or terminates shall be prorated.

     5. LANDLORD'S REPAIRS AND OBLIGATIONS. Landlord shall at its expense maintain only the roof, foundation and the structural soundness of the exterior walls and structural steel of the Building in good repair, reasonable wear and tear excepted. Landlord shall at its expense keep and maintain such structural elements (the roof, foundation and exterior walls) in a condition that complies with

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applicable laws. Tenant shall repair and pay for any damage caused by the negligence of Tenant, or Tenant's employees, agents or invitees, or caused by Tenant's default hereunder. The term "walls" as used herein shall not include windows, glass or plate glass, doors, store fronts or office entries. Tenant shall immediately give Landlord written notice of defect or need for repairs, after which Landlord shall have reasonable opportunity to repair same or cure such defect. Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this lease shall be limited to the cost of such repairs or maintenance or the curing of such defect. Landlord shall not be in default unless Landlord fails to perform any obligation (monetary or non-monetary) required of Landlord as set forth in this Lease within a reasonable time depending on the nature thereof, but not later than thirty (30) days after Landlord's receipt of written notice from Tenant specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its cure then Landlord shall have such longer period as may be reasonably required if Landlord promptly takes corrective action and proceeds with due diligence to cure the same. (See Also Additional Provision, Section 21)

     6. TENANT'S REPAIRS AND OBLIGATIONS.
     A. Tenant shall at its own cost and expense keep and maintain all parts of the Premises (except those for which Landlord is expressly responsible under the terms of this lease) in good condition, reasonable wear and tear excepted, promptly making all repairs, repainting, and replacements, including but not limited to, windows, glass and plate glass, doors, any office entries, interior walls and finish work, floors and floor covering, downspouts, gutters, heating and air conditioning systems, dock boards, truck doors, dock bumpers, paving, plumbing work and fixtures, termites and pest extermination, regular removal of trash and debris, grounds maintenance, sewage line plumbing, exterior lighting (if applicable), dumpster removal and other obligations of the building, including but not limited to keeping the parking areas, driveways, alleys and the whole of the Premises in a clean and sanitary condition. Tenant shall not be obligated to repair any damage caused by fire, tornado or other casualty covered by the insurance to be maintained by Landlord pursuant to subparagraph 12A below, except that Tenant shall be obligated to repair all wind damage to glass except with respect to tornado or hurricane damage.

     B. Intentionally Omitted

     C. Tenant and its employees, customers and licensees shall have the exclusive right to use the parking areas as shown on Exhibit "A-1". Landlord shall not be responsible for enforcing Tenant's exclusive parking rights against any third parties; provided however, that Landlord will reasonably assist Tenant in enforcing Tenant's parking rights.

     D. If Tenant fails to perform its obligations under this Lease beyond any applicable notice and cure period, Landlord reserves the right to perform and provide all or any part of Tenant's repairs and obligations under subparagraph 6A above, and Tenant shall, in lieu of the obligations set forth under subparagraph 6A above with respect to such items, pay monthly as additional rent due under subparagraph 2A the reasonable cost and expense, including reasonable overhead, for those items. If, for any calendar year during which this Lease is in effect, Tenant's total monthly payments made pursuant to this subparagraph are less than actual cost of such repairs and obligations, Tenant shall pay to Landlord the payment shortage. If the total monthly payments are more than actual cost of such repairs and obligations, Landlord shall retain such excess and credit it to Tenant's next accruing monthly payment for such repairs and obligations.

     E. Intentionally omitted.

     F. Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor (or shall have on staff a qualified engineer) for servicing all hot water, heating and air conditioning systems and equipment within the Premises. The maintenance contractor and the contract (or staff engineer) must be approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. The service contract (or Tenant's engineer's service protocol) must meet industry standards for maintenance of such equipment and must become effective (and a copy thereof delivered to the Landlord) within thirty (30) days of the date Tenant takes possession of the Premises.

     G. See Additional Provisions, Section 17

     7. ALTERATIONS. Tenant shall not make any alterations, additions or improvements to the Premises (including but not limited to roof and wall penetrations) without the prior written consent of Landlord, not to be unreasonably withheld, conditioned or delayed. In the event Landlord consents to the making of any such alterations, additions or improvements by Tenant, the same shall be made by Tenant, at Tenant's sole cost and expense, in accordance with all applicable laws, ordinances and regulations, and all reasonable requirements of Landlord's and Tenant's insurance policies and only in accordance with plans and specifications approved by Landlord, such consent not to be unreasonably withheld, conditioned or delayed. Tenant may, without the consent of Landlord, but at its own cost and expense and in a good workmanlike manner erect such shelves, bins, machinery and trade fixtures as it may deem advisable, without altering the basic character of the building or improvements and without overloading or damaging such building or improvements, and in each case complying with all applicable governmental laws, ordinances, regulations and other requirements. All alterations, additions, improvements and partitions erected by Tenant shall be and remain the property of Tenant during the term of this lease and Tenant shall, unless Landlord otherwise elects as hereinafter provided, remove all alterations, additions, improvements and partitions erected by Tenant and restore the Premises to their original condition by the date of termination of this lease or upon earlier vacating of the Premises, reasonable wear and tear excepted; provided, however, that if Landlord so elects in writing prior to termination of this lease or upon earlier vacating of the Premises, such alterations, additions, improvements and partitions (but not Tenant's trade fixtures) shall become the property of Landlord as of the date of termination of this lease or upon earlier vacating of the Premises and shall be delivered up to the Landlord with the Premises

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Notwithstanding the foregoing sentence, all shelves, bins, machinery and trade fixtures installed by Tenant may be removed by Tenant prior to the termination of this lease if Tenant so elects, and shall be removed by the date of termination of this lease or upon earlier vacating of the Premises if required by Landlord. Upon any such removal Tenant shall restore the Premises to their original condition, normal wear and tear excepted. All such removals and restoration shall be accomplished in a good workmanlike manner so as not to damage the primary structure or structural qualities of the building and other improvements situated on the Premises. (See Additional Provisions, Section 8)

     8. SIGNS. Tenant agrees to conform to Landlord's signage program for the building; however, all costs and expenses for the sign, sign installation, removal and repair shall be paid by Tenant, provided Tenant may use a portion of its Allowance, as hereinafter defined, for such work. Tenant shall have the right to install standard signs upon the Premises only where first approved in writing by Landlord and subject to any applicable governmental laws, ordinances, regulations and other requirements. Tenant shall remove all signs prior to the termination of this lease. Such installations and removals shall be made in such a manner as to avoid injury or defacement of the building and other improvements, and Tenant shall repair any injury of defacement, including without limitation, caused by installation and/or removal.

     9. INSPECTION AND RIGHT OF ENTRY. Landlord and Landlord's agents and representatives shall have the right to enter the Premises at any time in the event of an emergency and to enter and inspect the Premises at any reasonable time during business hours after 48 hours written notice to the manager of the Premises, for the purpose of ascertaining the condition of the Premises or in order to make such repairs as may be required or permitted to be made by Landlord under the terms of this lease. During the period that is six (6) months prior to the end of the term hereof, Landlord and Landlord's agents and representatives shall have the right to enter the Premises at any reasonable time during business hours for the purpose of showing the Premises and shall have the right to erect on the Premises a suitable sign indicating the Premises are available. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. In the event of Tenant's failure to give such notice or arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration; provided that Landlord has attempted to arrange a joint inspection and Tenant has failed to respond to Landlord's written request within five days.

     10. UTILITIES. Landlord agrees to provide at its cost water, electricity and gas (when applicable) service connections at the Building's exterior in accordance with the specifications, if any, attached hereto or provided by Tenant pursuant to the provisions of Exhibit "B-1"; but Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto, and any maintenance charges for utilities, and shall furnish all electric light bulbs and tubes. Landlord shall in no event be liable for any interruption or failure of utility services on the Premises not caused by Landlord, its agents or contractors. Tenant has the right to negotiate and select provider of utilities among those providers servicing the Premises.

     11. ASSIGNMENT AND SUBLETTING.
     A. Tenant shall not sell, assign, encumber or otherwise transfer by operation of law or otherwise, this lease or any interest herein, sublet the Premises or any portion thereof, or suffer any other person to occupy or use the Premises or any portion thereof, without the prior written consent of Landlord as provided herein, not to be unreasonably withheld, conditioned or delayed, nor shall Tenant permit any lien to be placed on the Tenant's interest by operation of law. Tenant shall, by written notice, advise Landlord of its desire from and after a stated date (which shall not be less than thirty (30) days ) to sublet the Premises or any portion thereof for any part of the term thereof and if such sublet is for the entire Premises Landlord shall have the right, to be exercised by giving written notice to Tenant within ten (10) days after receipt of Tenant's notice, to terminate this lease as of the date stated in Tenant's notice. Said notice by Tenant shall state the name and address of the proposed subtenant, and Tenant shall deliver to Landlord a true and complete copy of the proposed sublease with said notice. If said notice shall specify all of the Premises and Landlord shall give said termination notice with respect thereto, this lease shall terminate on the date stated in Tenant's notice

     B. Any subletting hereunder by Tenant shall not result in Tenant being released or discharged from any liability under this lease. As a condition to Landlord's prior written consent as provided for in subparagraph 11A above, the subtenant or subtenants shall agree in writing to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease during the terms of such sublease, and Tenant shall deliver to Landlord promptly after execution, an executed copy of each sublease and an agreement of said compliance by each sublessee.

     C. Landlord's consent to any sale, assignment, encumbrance, subletting, occupation, lien or other transfer shall not release Tenant from any of Tenant's obligations hereunder or be deemed to be a consent to any subsequent occurrence. Any sale, assignment, encumbrance, subletting, occupation, lien or other transfer of this lease which does not comply with the provisions of this paragraph 11 or Section 9 of the Additional Provisions shall be null and void. (See also Additional Provisions, Section 9)

     12. FIRE AND CASUALTY DAMAGE.
     A. Landlord agrees to maintain insurance covering the building of which the Premises are a part in an amount not less than the full replacement cost thereof, insuring against the perils of Fire, Lightning, Extended Coverage, Vandalism and Malicious Mischief, extended by Special Extended Coverage Endorsement to insure against all other Risks of Direct Physical Loss, such coverages and endorsements to be as defined, provided and limited in the standard bureau forms prescribed by the insurance regulatory authority for the state in which the Premises are situated for use by insurance companies admitted in such state for the writing of such insurance on risks located within such state. The cost of such insurance coverage as stated above will be the responsibility of Tenant and Tenant agrees to pay to Landlord, as additional rental, the amount of such insurance costs. Said payments shall be made to Landlord within twenty (20) days after presentation to

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Tenant of Landlord's statement setting forth the amount due. Any payment to be made pursuant to this subparagraph 12A with respect to the year in which this lease commences or terminates shall bear the same ratio to the payment which would be required to be made for the full year as the part of such year covered by the term of this lease bears to a full year. Subject to the provisions of subparagraphs 12C, 12D and 12E below, such insurance shall be for the benefit of both Landlord and Tenant, but shall be under Landlord's sole control. For the calendar year in which the Lease commences insurance costs are estimated to be $0.065 per square foot.

     B. If any increase in the fire and extended coverage insurance premiums paid by Landlord or other Tenants for the building in which Tenant occupies space is caused by Tenant's use and occupancy of the Premises, or if Tenant vacates the Premises of this Lease and causes an increase in such premiums, then Tenant shall pay as additional rental the amount of such increase to Landlord.

     C. If the buildings situated upon the Premises should be damaged or destroyed by fire, tornado or other casualty, Tenant shall give immediate written notice thereof to Landlord.

     D. If the Building should be totally destroyed by fire, tornado or other casualty, or if they should be so damaged thereby that rebuilding or repairs cannot in Landlord's reasonable estimation be completed within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage, this lease shall terminate and the rent shall be abated during the unexpired portion of this lease, effective upon the date of the occurrence of such damage. In the event Landlord elects to rebuild or repair, Landlord shall provide notice of such election within sixty (60) days of Landlord's receipt of notice of such damage. If Landlord fails to complete the rebuilding or within 260 days of the date upon which Landlord is notified by Tenant of such damage, Tenant may give Landlord written notice of its intent to terminate this Lease and if Landlord is unable to complete such rebuilding or repairs within 30 days from such the date of Landlord's receipt of such notification from Tenant, such termination shall become effective. If Landlord estimates that rebuilding and repairs can not be completed within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage and Landlord chooses to terminate this Lease, Tenant may choose to rebuild or repair the Premises at its sole expense; provided however, that if Landlord has received insurance proceeds related to such damage, said insurance proceeds will be applied to the cost of rebuilding and repairing the Premises.

     E. If the Building should be damaged by any peril covered by the insurance to be provided by Landlord under subparagraph 12A above, but only to such extent that rebuilding or repairs can in Landlord's estimation be completed within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage, this lease shall not terminate, and Landlord shall at its sole cost and expense thereupon proceed with reasonable diligence to rebuild and repair such buildings to substantially the condition in which they existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Premises by Tenant and except that Tenant shall pay to Landlord upon demand an amount not to exceed $25,000 per occurrence representing the maximum deductible on the insurance to be provided by Landlord and except that Landlord may elect not to rebuild if such damage occurs during the last year of the term of the lease exclusive of any option which is unexercised at the time of such damage. If the Premises are untenantable in whole or in part following such damage, the rent payable hereunder during the period in which they are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances. In the event that Landlord should fail to complete such above referenced repairs and rebuilding within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage, Tenant may at its option terminate this lease by delivering written notice of termination to Landlord as Tenant's exclusive remedy, whereupon all rights and obligations hereunder shall cease and terminate.

     F. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder shall cease and terminate. Within fifteen (15) days of receipt of notice Tenant may notify Landlord in writing that Tenant elects to perform said repairs at Tenant's sole cost and expense; provided however, that if Landlord has received insurance proceeds above that applied to such indebtedness, said insurance proceeds will be applied to the cost of rebuilding and repairing the Premises. If Tenant elects to make the repairs the lease shall not terminate.

     G. Each of Landlord and Tenant hereby releases the other from any loss or damage to property caused by fire or any other perils insured in policies of insurance covering such property, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such times as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder and then only to the extent of the insurance proceeds payable under such policies. Each of the Landlord and Tenant agrees that it will request its insurance carriers to include in its policies such a clause or endorsement. If extra cost shall be charged therefore, each party shall advise the other thereof and of the amount of the extra cost, and the other party, at its election, may pay the same, but it shall not be obligated to do so.

     13. LIABILITY.
     A. Landlord shall not be liable to Tenant or Tenant's employees, agents, patrons or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Premises, resulting from and/or caused in part or whole by the negligence or misconduct of Tenant, its agents, servants or employees, or of any other person entering upon the Premises, or caused by the buildings and improvements located on the Premises becoming out of repair, (through no fault or breach of this lease by Landlord) or caused by leakage of gas, oil, water or steam or by electricity emanating from the Premises during the lease term, or due to any cause whatsoever and Tenant

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hereby covenants and agrees that it will at all times indemnify, including the indemnity for Hazardous Materials set forth herein below, and hold safe and harmless the property, the Landlord (including without limitation the trustee and beneficiaries if Landlord is a trust), Landlord's agents and employees from any loss, liability, claims, suits, costs, expenses, including without limitation attorney's fees and damages, both real and alleged, arising out of or relating to any such damage or injury; except injury to persons or damage to property the cause of which is the negligence or willful misconduct of Landlord, its agents and contractors or the failure of Landlord to repair any part of the Premises which Landlord is obligated to repair and maintain hereunder within a reasonable time after the receipt of written notice from Tenant of needed repairs.

     B. Tenant shall not be liable to Landlord or Landlord's employees, agents, patrons or visitors, or to any other person whomsoever for any injury to person or damage to property on or about the Premises, resulting from and/or caused in part or whole by the negligence or misconduct of Landlord, its agents, servants or employees, or invitees entering upon the Premises, or caused by the Premises becoming out of repair, (through no fault or breach of this lease by Tenant), and Landlord hereby covenants and agrees that it will at all times indemnify, including the indemnity for Hazardous Materials set forth herein below, and hold safe and harmless the property, Tenant, Tenant's agents and employees from any loss, liability, claims, suits, costs, expenses, including without limitation attorney's fees and damages, both real and alleged, arising out of or relating to any such damage or injury; except injury to persons or damage to property the cause of which is the negligence or willful misconduct of Tenant, its agents and contractors or the failure of Tenant to repair any part of the Premises which Tenant is obligated to repair and maintain hereunder within any applicable notice and cure periods.

     C. Tenant shall procure and maintain throughout the term of this lease a policy or policies of insurance, including pollution and site remediation insurance, at its sole cost and expense, insuring both Landlord and Tenant against all claims, demands or actions arising out of or in connection with: (i) the Premises; (ii) the condition of the Premises; (iii) Tenant's operations in and maintenance and use of the Premises; and (iv) Tenant's liability assumed under this lease, the limits of such policy or policies to be in the amount of not less than $1,000,000 per occurrence in respect to injury to persons (including death), and in the amount of not less than $2,000,000 per occurrence in respect to property damage or destruction, including loss of use thereof. All such policies shall be procured by Tenant from responsible insurance companies satisfactory to Landlord. Certified copies or certificate of such policies shall be delivered to Landlord prior to the Commencement Date of this lease. Not less than fifteen (15) days prior to the expiration date of any such policies, certified copies of the renewals thereof shall be delivered to Landlord. Such policies shall further provide that not less than thirty (30) days written notice shall be given to Landlord before such policy may be canceled or changed to reduce insurance provided thereby.


     14. CONDEMNATION.
     A. If the whole or any substantial part of the Premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lien thereof, and the taking would prevent or materially interfere with the use of the Premises for the purpose for which they are being used, this lease shall terminate and the rent shall be abated during the unexpired portion of this lease, effective when the physical taking of said Premises shall occur.

     B. If part of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this lease is not terminated as provided in subparagraph 14A above, this lease shall not terminate but the rent payable hereunder during the unexpired portion of this lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

     C. All compensation awarded for any taking (or the proceeds of private sale in lieu thereof of the Premises, buildings or other improvements, or any part thereof, shall be the property of Landlord and Tenant hereby assigns its interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for loss of business, the loss of lease benefits, costs of moving or the taking of Tenant's fixtures and improvements if a separate award for such items is made to Tenant.

     15. HOLDING OVER. Tenant will, at the termination of this lease by lapse of time or otherwise, yield up immediate possession to Landlord with all repairs and maintenance required herein to be performed by Tenant completed. If Landlord agrees in writing that Tenant may hold over after the expiration or termination of this lease, unless the parties hereto otherwise agree in writing on the terms of such holding over, the hold over tenancy shall be subject to termination by Landlord at any time upon not less than twenty (20) days advance written notice, or by Tenant at any time upon not less than thirty (30) days advance written notice, and all of the other terms and provisions of this lease shall be applicable during that period, except that Tenant shall pay Landlord monthly rental for the period of any hold over, an amount equal to one and one half (1-1/2) the rent in effect on the termination date, computed on a daily basis for each day of the hold over period. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this lease except as otherwise expressly provided. The preceding provisions of this paragraph 15 shall not be construed as consent for Tenant to hold over.

     16. QUIET ENJOYMENT. Landlord covenants that it now has, or will acquire before Tenant takes possession of the Premises, good title to the Premises, free and clear of all liens and encumbrances, excepting only the lien for current taxes not yet due, such mortgage or mortgages as are permitted by the terms of this lease, zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of such property, and easements, restrictions and other conditions of record as of the date hereof. Landlord represents end warrants that it has full right and authority to enter into this lease and that Tenant, upon paying the rental herein set forth and performing its other material covenants and agreements herein set forth (within any applicable notice and cure period), shall peaceably and quietly have, hold and enjoy the Premises for the term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this lease. Landlord covenants that it will not grant, without Tenant's prior written consent, any future easements, licenses or such other similar restrictions affecting Tenant's use of the Premises and Tenant's ingress to and egress from the Premises.

     17. EVENTS OF DEFAULT. The following events shall be deemed to be events of default by Tenant under this lease:
     A. Tenant shall fail to pay any installment of the rent herein reserved when due, or any other payment or reimbursement to Landlord required herein when due, and such failure shall continue for a period of five (5) days from the date Tenant receives written notice of such failure; or

     B. Tenant shall abandon all or a substantial portion of the Premises or fail to continuously operate its business at the Premises for the permitted use set forth in Paragraph 3 whether or not Tenant is in default of the rental payments due under this lease, without providing a commercially reasonable level of security, or without providing reasonable assurance to minimize potential vandalism; or

     C. Tenant shall fail to discharge or bond against any lien placed upon the Premises in violation of Paragraph 20 hereof within twenty (20) business days after any such lien or encumbrance is filed against the Premises; or

     D. Tenant shall fail to comply with any term, provision or covenant of this lease (other than the foregoing in this Paragraph 17), and shall not cure such failure within twenty (20) business days after written notice thereof to Tenant or such longer period as may be reasonably required if Tenant promptly takes corrective action and continually proceeds with due diligence to cure same.

     18. REMEDIES
     A. Upon each occurrence of an event of default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand:

     (1)  Terminate this lease, and/or
     (2) Enter upon and take possession of the Premises with or without terminating this lease; and/or
     (3) Alter all locks and other security devices at the Premises with or without terminating this lease, and pursue, at Landlord's option, one or more remedies pursuant to this lease, Tenant hereby specifically waiving any state or federal law to the contrary;

and in any such event Tenant immediately shall surrender its Premises to Landlord, and if Tenant fails to do so, Landlord, without waiving any other remedy it may have, may enter upon and take possession of the Premises or any part thereof and expel or remove Tenant and any other person who may be occupying such Premises or part thereof, by force if necessary, without being liable for prosecution or any claim of damages therefor.

     B. In the event Tenant fails to pay any installment of rent hereunder as and when such installment is due, to help defray the additional cost to Landlord for processing such late payments Tenant shall pay to Landlord on demand a late charge in an amount equal to five (5%) percent of such installment; and the failure to pay such amount within five (5) business days after demand therefore shall be an event of default hereunder. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

     C. In the event Tenant's check given to Landlord in payment, is returned by the bank for non-payment, Tenant agrees to pay all expenses incurred by Landlord as a result thereof.

     D. In the event of a default or threatened default of this Lease by Tenant, Landlord shall be entitled to all equitable remedies, including, without limitation injunction and specific performance. The various rights, remedies, powers, options and elections of Landlord reserved, expressed or contained in this lease are cumulative, and no one of them shall be deemed to be exclusive of the others, or of such other rights, remedies, powers, options or elections as are now, or may hereafter, be conferred upon Landlord by law or in equity. Failure by Landlord to enforce one or more of the remedies herein provided shall not be deemed or construed to constitute a waiver of such default, or any violation or breach of any of the terms, provisions, or covenants herein contained, or a waiver of Landlord's right thereafter to insist upon strict compliance with the terms hereof.

     E. In the event Landlord elects to terminate the lease by reason of an event of default, then notwithstanding such termination, Tenant shall be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, the sum of all rental and other indebtedness accrued to date of such termination, plus, as damages, an amount equal to the total rent hereunder for the remaining portion of the lease term (had such term not been terminated by Landlord prior to the expiration stated in Paragraph 1).

     F. In the event Landlord elects to repossess the Premises without terminating the lease, or in the event Landlord elects to terminate the lease, then Tenant, at Landlord's option, shall be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, all rental and other indebtedness accrued to the date of such repossession, plus rental required to be paid by Tenant to Landlord during the remainder of the lease term until the date of expiration of the term as stated in Paragraph 1 diminished by any net sums thereafter received by Landlord through releting the Premises during said period (after deducting expenses incurred by Landlord as provided in subparagraph 18G below). In no event shall Tenant be entitled to any excess of any rental obtained by releting over and above the rental herein reserved. Action to collect amounts due by Tenant to Landlord under this subparagraph may be brought from time to time, on one or more occasions, without the necessity of Landlord's waiting until the expiration of the lease term. Landlord agrees to make commercially reasonable efforts to mitigate its damages.

     G. In the case of any event of default or breach by Tenant, or threatened or anticipated breach or default as a result of bankruptcy, Tenant shall also be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, in addition to any sum provided to paid above, broker's fees incurred by Landlord in connection with releting the whole or any part of the Premises; the cost of removing storing Tenant's or other occupant's property; the cost of repairing, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Landlord enforcing or defending Landlord's rights and/or remedies including reasonable attorney's fees.

     H. In the event of termination or repossession of the Premises for an event of default, Landlord shall not have any obligation to relet or attempt to relet the Premises, or any portion thereof, or to collect rental after releting; and in the event of releting, Landlord may relet the whole or any portion of the Premises for any period to any tenant for any purpose; provided, however, that Landlord agrees to make commercially reasonable efforts to mitigate its damages.

     I. If Tenant should fail to make any payment or cure any default hereunder within the time herein permitted, Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Tenant (and enter the Premises for such purpose), and thereupon Tenant shall be obliged to, and hereby agrees to pay Landlord upon demand, all costs, expenses and disbursements (including reasonable attorney's fees) incurred by Landlord in taking such remedial action.

     J. In the event that Landlord shall have taken possession of the Premises pursuant to the authority herein granted, then Landlord shall have the right to keep in place and use all of the furniture, fixtures and equipment at the Premises, including that which is owned by or leased to Tenant at all times prior to any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon. Landlord shall also have the right to remove from the Premises (without the necessity of obtaining a distress warrant, writ of sequestration or other legal process) all or any portion of such furniture, fixtures, equipment and other property located thereon and to place same in storage at any Premises within the County in which the Premises is located; and in such event, Tenant shall be liable to Landlord for costs incurred by Landlord in connection with such removal and storage. Landlord shall also have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person ("Claimant") claiming to be entitled to possession thereof who presents to Landlord a copy of any instrument represented to Landlord by Claimant to have been executed by Tenant (or any predecessor Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity of said instrument's copy of Tenant's or Tenant's predecessor's signature(s) thereon and without the necessity of Landlord making any investigation or inquiry as to the validity of the factual or legal basis upon which Claimant purports to act; and Tenant agrees to indemnify and hold Landlord harmless from all cost, expense, loss, damage and liability incident to Landlord's relinquishment of possession of all or any portion of such furniture, fixtures, equipment or other property to Claimant. The rights of Landlord herein stated shall be in addition to any and all other rights which Landlord has or may hereafter have at law or in equity; and Tenant stipulates and agrees that the rights herein granted Landlord are commercially reasonable.

     19. MORTGAGES.
     A. Tenant accepts this lease subject and subordinate to any mortgage(s) and/or deed(s) of trust now or at any time hereafter constituting a lien or charge upon the Premises or the improvements situated thereon, provided however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this lease shall be deemed superior to such lien, whether this lease was executed before or after said mortgage or deed of trust. Tenant shall at any time hereafter on demand execute any reasonable instruments, releases or other documents which may be required by any mortgagee for the purpose of subjecting and subordinating this lease to the lien of any such mortgage, provided that Landlord secures a non-disturbance agreement in a form as attached in Exhibit "C" or such reasonably similar agreement from such mortgagee. All mortgages or deeds of trust referred to in this subparagraph 19A refer to first mortgages or deeds of trust only. (See also Additional Provisions, Section 10)

     B. Tenant agrees not to look to the mortgagee, as mortgagee, mortgagee in possession, or successor entitled to the property, for accountability for any security deposit required by the Landlord hereunder, unless said sums have been received by said mortgagee as security for Tenant's performance of this lease.

     20. MECHANICS LIENS AND OTHER TAXES. Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind the interests of Landlord in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this instrument. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises (provided such work is at Tenant's direction and is not performed by Landlord or its contractors) on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Premises or under the terms of this lease. Tenant agrees to give Landlord immediate written notice if any lien or encumbrance is placed on the Premises.

     21. NOTICES. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivery of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

     A. All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address hereinbelow set forth or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligations to pay rent and any other amounts to Landlord under the terms of this lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord.

     B. All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address hereinbelow set forth, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

     C. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not when deposited in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith:

     LANDLORD:                               TENANT:

     3 Plus Limited Partnership              HomeGrocer.com, Inc.
     3060 Peachtree Road, NW                 Attn: Vice President Operations
     Suite 1750                              10230 N.E. Points Drive
     Atlanta, Georgia 30305                  Kirkland, Washington 98033

                                             And

                                             HomeGrocer.com, Inc.
                                             Attn: Legal Department
                                             10230 N.E. Points Drive
                                             Kirkland, Washington 98033

If and when included within the term "Landlord", as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord; if and when included within the term "Tenant", as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and "Tenant", respectively, shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice.

     22. HAZARDOUS MATERIALS.
     A. For purposes of this section, "Hazardous Materials" shall include all solid, liquid or gaseous materials defined or regulated as wastes under any federal statute or regulation or any state or local law, regulation or ordinance and shall further include all other substances defined or regulated as pollutants or as hazardous, toxic, infectious, or radioactive substances under any federal statute or regulation or any state or local law, regulation or ordinance, all as amended from time to time.

     B. Tenant shall not cause or permit any Hazardous Materials to be used, generated, stored or disposed of on, under or about, or transported to or from the Premises (collectively, "Hazardous Materials Activities") except in compliance with all applicable federal, state and local laws, regulations, ordinances and order governing such Hazardous Materials or Hazardous Materials Activities, which compliance shall be at Tenant's sole cost and expense. Additionally, Tenant shall not cause or permit any Hazardous Materials to be disposed of on, under or about the Premises without the express prior written consent of the Landlord, which may be withheld for any reason and may be revoked at any time. Tenant further agrees, at all times, to fully disclose in writing to Landlord the storage, handling, disposal or use of Hazardous Materials under, on or about the Premises and the property in which the Premises is located.

     C. Landlord shall not be liable to Tenant or to any other party for any Hazardous Materials Activities conducted or permitted on, under or about the Premises by Tenant or by Tenant's employees, agents, contractors, licensees or invitees, and Tenant shall indemnify, defend and hold Landlord harmless from any claims, damages, fines, penalties, losses, judgments, costs and liabilities arising out of or related to any Hazardous Materials Activities conducted or permitted on, under or about the Premises by Tenant or by Tenant's employees, agents, contractors, licensees or invitees, regardless of whether Landlord shall have consented to, approved of, participated in or had notice of such Hazardous Materials Activities. The provisions of this paragraph shall survive the expiration or termination of this lease.

     D. At the expiration or earlier termination of this lease, Tenant shall remove from the Premises, at Tenant's sole expense, all Hazardous Materials located, stored and disposed of on, under or about the Premises during the lease term, unless caused by a party other than Tenant or Tenant's employees, agents, contractors, licensees, invitees, subtenants or assignees. Tenant shall close, remove or otherwise render safe any buildings, tanks, containers or other facilities related to the Hazardous Materials Activities conducted or permitted on the Premises during the lease term in the manner required by all applicable laws, regulations, ordinances or orders.

     E. See Additional Provisions, Section 11

     23. INSOLVENCY OR BANKRUPTCY. The appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or an assignment of Tenant for the benefit of creditors, or any action taken or suffered by Tenant under any insolvency, bankruptcy, or reorganization act, shall at Landlord's option constitute a breach of this Lease by Tenant, unless such proceedings are involuntary and Tenant is discharged from the same within sixty
(60) days. Upon the happening of any such event or at any time thereafter, this Lease shall terminate five (5) days after written notice of termination from Landlord to Tenant. In no event shall this Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency, or reorganization proceedings.

     24. LANDLORD'S LIABILITY. Any liability of Landlord hereunder shall be enforceable only out of the Premises, including the proceeds thereof and therefrom and in no event out of any other assets of Landlord or the separate assets of any constituent partner, shareholder or member of Landlord. No holder or beneficiary of any mortgage or deed of trust on any part of the Property shall have any liability to Tenant hereunder for any default of Landlord. This provision is not intended to be a measure or agreed amount of the Landlord's liability with respect to any particular breach, and shall not be utilized by any court or otherwise for the purpose of determining any liability of Landlord hereunder, except only as a maximum amount not to be exceeded in any event. Notwithstanding the foregoing and subject to section 21 of the Additional Provisions, in the event Landlord's liability, as established by a court, for any breach of this Lease exceeds Landlord's equity value in the Building or Property (the mortgage or deed of trust on the Property is for an amount greater than the value of the Property) and Tenant has exhausted all other legal remedies available to Tenant to collect payment, including written notification to the holder or beneficiary of any mortgage or deed of trust on the Property, then and only then, Tenant may offset against Base Rent the uncollected amount of Landlord's liability established by the court that exceeds Landlord's equity value in the Building or Property.

     25. MISCELLANEOUS.
     A. Words of any gender used in this lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

     B. In the event the Premises constitutes a portion of a multiple occupancy building, building complex or Business Park, Tenant's "proportionate share" as used in this lease, shall mean a fraction, the numerator of which is the space contained in the Premises and the denominator of which is the entire leasable space contained in the building, building complex or Business Park.

     C. The terms, provisions and covenants and conditions contained in this lease shall apply to, insure to the benefit of, and be binding upon the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Landlord shall have the right to reasonably assign any of its rights and obligations under this lease. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this lease.

     D. The captions inserted in this lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this lease, or any provision hereof, or in any way affect the interpretation of this lease.

     E. Tenant agrees from time to time within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord's designee a certificate of occupancy (if applicable) and an estoppel certificate stating (to the extent such statements are then true and within Tenant's knowledge) that this lease is in full force and effect, the date to which rent has been paid, the unexpired term of this lease and such other matters pertaining to this lease as may be requested by Landlord. It is understood and agreed that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of this lease.

     F. This lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

     G. All obligations of Tenant or Landlord hereunder not fully performed as of the expiration or earlier termination of the term of this lease shall survive the expiration or earlier termination of the term hereof, including without limitation all payment obligations with respect to taxes and insurance and all obligations concerning the condition of the Premises. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation hereunder for real estate taxes and insurance premiums for the year in which the lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be. Any security deposit held by Landlord shall be credited against the amount payable by Tenant under this subparagraph 25G. The balance of any unused portion of the security deposit shall be returned to Tenant.

     H. If any clause or provision of this lease is illegal, invalid or unenforceable under present or future laws effective during the term of this lease, then and in that event, it is the intention of the parties hereto that the remainder of this lease shall not be affected thereby, and it is also the intention of the parties to this lease that in lieu of each clause or provision of this lease that is illegal, invalid or unenforceable, there be added as a part of this lease contract a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

     I. Because the Premises are on the open market and are presently being shown, this lease shall be treated as an offer with the Premises being subject to prior lease and such offer subject to withdrawal or non-acceptance by Landlord or to other use of the Premises without notice, and this lease shall not be valid or binding unless and until accepted by Landlord in writing and a fully executed copy delivered to both parties hereto.

     J. All references in this lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this lease.

     K. Time is of the essence of this lease and all of its provisions. This lease in all respects shall be governed by the laws of the State of Georgia.

     L. Tenant shall not install drapes, curtains, blinds or any window treatment without Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.

     M. The duties and obligations of Tenant herein shall be binding upon all or any of them. The duties and obligations of Tenant shall run and extend not only to the benefit of the Landlord, as named herein, but to the following, at the option of the following or any of them: (i) any person by, through or under which Landlord derives the right to lease the Premises; (ii) the owner of the Premises; and (iii) holders of mortgage or rent assignment interests in the Premises, as their respective interests may appear; provided, however, nothing contained herein shall be construed to obligate Tenant to pay rent to any person other than the Landlord until such time as Tenant has been given written notice of either an exercise of a rent assignment or the succession of some other party to the interests of Landlord.

     N. In order to induce Landlord to enter into this Lease Agreement, Tenant agrees to provide to Landlord, before the initiation of construction of the Premises and at any other time when reasonably requested by Landlord, an audited balance sheet and income statement for the fiscal year most recently concluded. Such balance sheet and income statement shall be for the legal entity which is entering into the Lease Agreement with Landlord and/or the entity guaranteeing the performance of Tenant's obligations under the lease. Tenant fully understands and agrees that a request for such information by Landlord's lender or a prospective buyer for the Building will be deemed reasonable.

     O. Tenant acknowledges that "smoking" is prohibited in all areas of the Premises and the building. For purposes hereof, "smoking" means inhaling, exhaling, burning or carrying any lighted cigar, cigarette, pipe or other smoking equipment or device in any manner or from. Notwithstanding anything in this Lease to the contrary, no liability shall attach to the Landlord for any failure to enforce this provision (or similar provisions in other leases).



                           [INTENTIONALLY LEFT BLANK]

     26. ADDITIONAL PROVISIONS. See Additional Provisions, Paragraphs 1 through 24, attached hereto and made a part hereof as if fully incorporated herein and when in conflict with the printed portion of this lease, said Additional Provisions shall prevail.

     EXECUTED BY LANDLORD, this 3/rd/ day of April, 2000.

                              3 Plus Limited Partnership
                              By:  The Phoenix Foundation, LLC,
                                    its sole general partner

                              By:  /s/ J. Robert Mobley
                                   -----------------------------
                                    J. Robert Mobley, its Member

                              Witness:

                              /s/ James M. Mobley
                              ----------------------------------

     EXECUTED BY TENANT, this 31st day of March, 2000.

                              HomeGrocer.com, Inc.

                              By:  /s/ Mary Alice Taylor
                                   -----------------------------

                              Name:  Mary Alice Taylor
                                     ---------------------------

                              Its:  Chairman & CEO
                                    ----------------------------


                              Witness:

                              /s/ Lisa Wirick
                              ----------------------------------

                             ADDITIONAL PROVISIONS

1.        Brokers/Advisors. Tenant and Landlord hereby represent and warrant
          -----------------
          each to the other that no brokers, agents or finders were involved on their behalf in negotiating or consummating this Lease except Industrial Brokers and Associates, Inc, whose commission shall be paid by Landlord per a separate agreement and E+Y Kenneth Leventhal Real Estate Services Company, LLC ("E+Y), who served as Tenant's real estate advisor and Landlord will reimburse Tenant for fees paid to E+Y per the schedule below;

          Upon Lease execution:                                $46,787.00
          Upon Commencement of Rent;                           $46,787.00
          Upon the beginning of the 75/th/ month of the Lease  $70,545.00

2.        Access to the Premises Prior to Completion
          ------------------------------------------

          Landlord shall use commercially reasonable efforts to provide Tenant access to the Premises for the purpose of installing trade fixtures, refrigeration, conveyor, racking systems, and other real and personal property prior to the commencement of the Lease provided that Tenant does not interfere with or delay the work of Landlord's contractor. Subject to the reasonable agreement of Landlord's contractor, both parties acknowledge that, while not guaranteed, Tenant may have access to parts of the Building approximately 45 days prior to the Commencement Date and access to other portions of the Building may be phased in over time up to the Commencement Date. However, Landlord, its agents and contractors shall not be responsible for; (1) any items of damage or casualty to the Premises caused by Tenant, its agents, contractors, suppliers or invitees, and (2) any damage casualty or loss of Tenant's property installed under this Section 2.

3.        Options to Extend Term.
          -----------------------

          A. First Renewal Period.
          Provided this Lease is then in full force and effect and Tenant is not in default beyond any applicable grace period set forth in this Lease, Landlord hereby grants Tenant a five (5) year renewal period ("First Renewal Period"), at a rental rate equal to the Fair Market Base Rental (as defined below) of comparable space in 1851 West Oak Parkway (the "Building") or in other buildings comparable to the Building located in the northwest Atlanta/I-75 Submarket comparable to the project in which the Building is located.

          B. Second Renewal Period.
          Furthermore, provided this Lease is then in full force and effect and Tenant is not in default beyond any applicable grace period set forth in this Lease, and there is no sublease for the entire Premises or assignment of any of Tenant's interest in the Lease, other than Permitted Transfers, Landlord hereby grants Tenant a second five (5) year renewal period ("Second Renewal Period"), at a rental rate equal to the Fair Market Base Rental of comparable space in 1851 West Oak Parkway (the "Building") or in other buildings comparable to the Building located in the northwest Atlanta/I-75 Submarket comparable to the project in which the Building is located.

          C. Notice.
          For each renewal period described above, Tenant shall notify Landlord no more than eighteen (18) and no less then eight (8) months prior to the end the lease of Tenant's desire to renew this Lease under the terms of this paragraph.

          D. Fair Market Base Rental
          The phrase Fair Market Base Rental as used in this Section 3 of the Additional Provisions shall take into account the condition of the Premises; refurbishment cost, if any, required to relet the Premises (in no event greater than $100,000); possible lease commissions to be paid to relet the Premises (in no event greater then 2% of the rental amount); and other relevant factors.

          E. Arbitration.
          Within thirty (30) days of Tenant's notice of exercise, Landlord agrees to notify Tenant of the new base rent for the Premises. Tenant shall have thirty (30) days after receipt of Landlord's notice to either accept or reject the new base rent by written notice to Landlord. Failure of Tenant to provide any notice within such thirty
          (30) day period shall be deemed to constitute rejection by Tenant of the new base rent proposed by the Landlord in its notice to Tenant. If Tenant rejects Landlord's proposed new base rent, it shall state forth in its notice to Landlord its determination of the then fair market rent. Thereafter, the parties shall negotiate in good faith to resolve their difference of opinion.

          If the parties are unable to reach and settle upon a mutually acceptable terms within fifteen (15) days after Tenant's notice of rejection then either party may require the matter to be submitted to arbitration in the manner described below. If either party requires the matter to be submitted to arbitration the Landlord and

          Tenant shall select a neutral arbitrator. Within fifteen (15) days following the date either party requires the matter to be submitted to arbitration, Landlord and Tenant shall each submit their respective estimates of the fair market rent to the arbitrator. The arbitrator shall not have the authority to compromise the rates so submitted, but subject to the limitations in Section 3 F below, will select which party's rental rate most closely approximates actual market rates. The arbitrator's determination shall be final and binding upon the parties. The cost of the Arbitrator, if any, shall be paid by the party not prevailing in arbitration.

          F. Notwithstanding anything else contained in this Lease, including
          Section 3 D or 3 E above, in no event shall the rental rate for any renewal or extension of the term be less than that of the previous month's rental rate.

4.        Option for Early Termination.
          -----------------------------
          Provided this Lease is then in full force and effect and Tenant is not in default of this Lease (beyond any applicable notice and cure period), Landlord hereby grants Tenant a one time right to terminate this Lease after the 74/th/ full calendar month of the Lease term, provided that: (i) Tenant notifies Landlord in writing no more than 15 months and no less than 12 months prior to the end of the 74th full calendar month of the Lease term of Tenant's desire to terminate this Lease under the terms of this paragraph; and (ii) concurrently with the aforementioned notice pays to Landlord a termination fee of Five Hundred Thousand Dollars and 00/100 ($500,000.00).

5.        Intentionally Omitted
          ---------------------

6.        Contesting Real Estate Taxes
          ----------------------------
          In any year which Landlord does not protest the real property tax assessment levied against the real property Tenant may choose to protest the assessment in Landlord's name. If Tenant chooses to protest the assessment, Landlord shall fully cooperate with Tenant's efforts provided Tenant pays all costs and expenses necessary to conduct such protest. In the event Landlord protests such assessment and a reduction in the taxes for the Property results, Tenant shall be entitled to the benefit of such reassessment, either as a credit against the next payments of Rent and Additional Rent due under this Lease or as a refund if this Lease has expired.

7.        Intentionally Omitted
          ---------------------

8. Notwithstanding the provisions of Paragraph 7 of this Lease Agreement, Tenant, subject to the limitations set forth herein and without Landlord's prior written permission, may make alterations, additions or improvements to only the interior of the Premises (excluding floors, roof and wall penetrations) provided that the cost of the alterations, additions or improvements is less than Twenty Five Thousand Dollars and 00/100 ($25,000.00) in any one calendar year. Tenant agrees to provide Landlord within ten days of the commencement of any work to alter or modify the Premises under this Section 8, written notification of said alteration or modification, such notification shall include plans and specifications describing said alteration or modification. The intent of this Section 8 is only to provide Tenant a means to make minor alterations, additions or improvements to the interior of the Premises without the prior written consent of the Landlord. Other than as expressly stated in this
          Section 8, nothing herein shall be construed as a modification of Paragraph 7 of the Lease Agreement.

          Notwithstanding the provisions of Paragraph 7 of this Lease Agreement, Tenant shall maintain, but is not obligated to replace, the air-conditioning equipment serving only the warehouse portion of the Premises that was installed at Tenant's sole expense. Furthermore, in the event Tenant elects to replace, at Tenant's sole expense, the air-conditioning equipment, or any portion thereof, serving only the warehouse portion of the Premises during the last twelve months of the primary lease term, then and only then, Tenant may remove the air-conditioning equipment serving only the warehouse portion of the Premises that was replaced during the last twelve months of the primary lease term. Any removal of air-conditioning equipment by Tenant under the provisions of this Section 8 shall be done in such a manner that the building is satisfactorily repaired. Other than as expressly stated in this Section 8, nothing herein shall be construed as a modification of Paragraph 7 of the Lease Agreement.

9.        Permitted Transfers.
          --------------------
          Provided this Lease is then in full force and effect and Tenant is not in default beyond any applicable grace period set forth in this Lease, Tenant shall have the right to assign the Lease or sublet the Premises without Landlord's consent, to (a) a parent, subsidiary, sibling or affiliate, controlling, controlled by or under common control with, Tenant; (b) a successor entity related to Tenant by merger, consolidation, non- bankruptcy reorganization or government action; or
          (c) a purchaser of substantially all of Tenant's assets located in the Premises, provided that (i) any said assignee/subtenant assumes, in full, the obligations of Tenant under this Lease and has, at a minimum, a tangible net worth equal to or greater than the lessor of $250 million or that of Tenant, and (ii) that Tenant gives notice to Landlord of such assignment of subletting, within 10 days of such occurrence ("Permitted Transfers"). Any such assignment/subletting shall not, in any way, affect or limit the joint/several liability of Tenant under the terms of this Lease. In addition, there are no restrictions or consent requirements associated with a transfer occasioned by the sale or other transfer of Tenant's stock or partnership or membership interests including: (i) any transfer in connection with the merger, consolidation or non-bankruptcy reorganization; (ii) any transaction related to a public sale or private placement; (iii) any transfer or sale of stock amongst existing shareholders, or (iv) any activity in any company stock option programs.

          Landlord consents to the reincorporation of Tenant in any State provided the financial condition of Tenant is not material changed due to such reincorporation.

10.       Intentionally Omitted
          ---------------------

11.       Landlord's Responsibilities Regarding Hazardous Materials.
          ----------------------------------------------------------
          Landlord agrees to furnish Tenant a copy of the current Phase I Environmental Assessment for the 9.395-acre property upon which the Premises are located. Landlord and its successors and assigns shall indemnify and hold Tenant harmless for any loss, fine, penalty, damage, cost, liability or claim occasioned by an existing on-site environmental condition reflected in the current Phase I Environmental Assessment and such other environmental conditions discovered during the term of the Lease caused by Landlord, its agents or contractors. Landlord's obligations under this Section 11 shall survive the expiration or earlier termination of this Lease Agreement.

12.       Parking.
          --------
          Subject to the West Oak Center covenants of record, Tenant shall have exclusive use of the area depicted on the attached site plan (Exhibit "A-1") for parking of employee vehicles and delivery fleet for the entire term and extensions thereof without any additional rent or other costs charged for such use of the parking, and Tenant shall have the right to secure the truck parking area with fencing and/or security cameras.

          Landlord agrees that the Premises as shown on Exhibit "A-1", includes all appurtenances thereunto appertaining, including, but not limited to, rights of access, ingress and egress at the points shown on the Site Plan in, to, from and over any and all streets, ways or alleys adjoining, abutting or adjacent to the property, together with the right to use, in common with other occupants of the property, any and all of the common areas pertaining to the property.

          Except in the event of an emergency, the parking area depicted in Exhibit A shall not be disturbed without Tenant's consent which consent shall be withheld in Tenant's sole discretion. Landlord shall not use or permit the use of the common areas for any purpose other than the parking and passage of vehicles and the movement of pedestrian traffic, lighting, landscaping, directional and traffic control signals, and Landlord will not, except as shown on Exhibit A, construct, locate or allow construction or location of any fence, barricade, structure, buildings, or other obstruction which would interfere with the intended uses thereof, of the free flow of traffic to, or access from, the common areas.

13.       Noncompete.
          -----------
          Subject and subordinate to the restrictions of any existing commitments to other leases in the Business Park, during the term of this Lease Landlord shall not lease to an internet grocery company premises in a building which the Landlord has a controlling interest in the Business Park.

14.       Roof Installations.
          -------------------
          Tenant, at its sole cost and expense, shall have the option to install antennas and/or satellite dishes, refrigeration, heating, ventilation, or air conditioning equipment on the roof of the Premises subject to applicable codes, recorded covenants, and conditions of Landlord's written approval. There shall be no additional rent or other costs charged for such use of the roof.

15.       Acceptance of Premises.
          -----------------------
          Upon Substantial Completion Landlord's work in accordance with Exhibit "B-1" and Exhibit "B-2" and prior to occupancy by Tenant, Tenant shall provide Landlord with a "punch list" of the items which need to be corrected or completed, and Landlord will do so as reasonably expeditiously as possible. Upon completion of Landlord's work in accordance with Exhibit "B-1" and Exhibit "B-2", Tenant agrees to execute and deliver to Landlord a letter accepting delivery of the Premises subject to punch list items. Landlord shall correct or complete such "punch list" within 30 days, or such longer period as may be reasonably required if Landlord promptly takes corrective action and proceeds with due diligence to correct or complete such "punch list".

16.       Priority of Provisions.
          -----------------------
          In constructing this Lease, the Additional Provisions shall take priority over the other Lease Agreement terms.

17.       Landscaping and Owner's Association
          -----------------------------------
          Notwithstanding the provisions of Paragraph 5 and 6 of this Lease, Landlord agrees to perform routine maintenance of the grounds of the Premises, including the care of the lawns, irrigation system, shrubbery, plantings, trees, and general landscaping and shall charge Tenant for such costs. In additions, Tenant shall pay, Landlord's actual share of owner's association charges pertaining to the Business Park. Tenant shall, with respect to such items, pay monthly as additional rent due under subparagraph 2A the reasonable cost and expense, including overhead of 15 % of such actual cost or expense, for those items. For the calendar year in which the Lease commences these costs are estimated to be $0.17 per square foot.

18.       Building Expansion
          ------------------
          Provided this Lease is then in full force and effect and Tenant is not in default beyond any applicable grace period set forth in this Lease, and there is no sublease for the entire Premises or assignment of any of Tenant's interest in the Lease, other than Permitted Transfers, then at Tenant's option, subject to all government regulations and the provision of the park covenants of record, the Building may be expanded up to 20,000 square feet, provided Landlord and Tenant agree upon the cost, financing and other terms and conditions of said expansion.

19.       Substantial Completion
          ----------------------
          MacGregor Associates Architects shall issue a Certificate of Substantial Completion (AIA Form G704) for the Building and Improvements to Landlord and Tenant, including a verification of the size of the Premises ("Substantial Completion"). Tenant shall have thirty (30) days from the issuance of the Certificate of Substantial Completion to verify the same.

20.       Governmental Compliance
          -----------------------
          Landlord represents to Tenant that on the Commencement Date, the Premises will be in good working order, have a temporary certificate of occupancy issued by the City of Marietta, GA, and shall be in compliance with applicable statutes, laws, ordinances, orders, rules, regulations, and other governmental requirements (including but not limited to the Americans with Disabilities Act) relating to the condition and occupancy of the Premises as then enforced by the City of Marietta, Georgia, or such other appropriate governmental authority.

21.       Right to Cure
          -------------
          In the event that Landlord fails to so cure any such default following notice as aforesaid, Tenant may cure such default and thereafter make written demand (with supporting documentation reasonable in detail) upon Landlord for the reimbursement of the reasonable cost thereof. Notwithstanding the foregoing, in the event of a bona fide emergency, if Landlord fails to perform an obligation under this Lease within three business day after delivery of notice there of from Tenant (which notice must include reference to this emergency provision), Tenant may cure such failure and expend such funds as reasonably necessary. If repair is an obligation of Landlord then Tenant may invoice Landlord a maximum of $2,000 per occurrence and if Landlord fails to pay such invoice within 15 days, Tenant may offset the amount thereof from Rent. This provision does not limit Tenant's right to recover the remaining funds from Landlord as allowed per section 24.

22.       Force Majeure
          -------------
          Notwithstanding any other provision of this Lease Agreement, when a period of time is herein prescribed of any action to be taken by Landlord or Tenant (except that this provision shall not apply to rent and any other monetary obligations of Tenant under this Lease Agreement), such party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, laws, regulations or restrictions or any other causes of any other kind whatsoever which are beyond the reasonable control of such party ("Force Majeure").

23.       Projected Delivery Date
          -----------------------
          A. Provided that this Lease Agreement is executed on or before March 31, 2000, Landlord estimates that the Premises shall be substantially completed by December 31, 2000 ("Projected Delivery Date"). Landlord agrees to cause Landlord's general contractor to use reasonable effort (utilizing ordinary and customary construction practice) to have the Premises substantially completed prior to the Projected Delivery Date and Tenant agrees to reasonably cooperate with such efforts.

          B. If Landlord is unable to substantially complete the Premises by the Projected Delivery Date, then, the Landlord will not be in default, or in any manner whatsoever liable to Tenant, not will Tenant's obligation to

          Landlord under this Lease Agreement be affected. The Projected Delivery Date will be extended automatically by one day for each day of delay caused by Tenant, Tenant's agents, contractors, vendors, suppliers or invitees; and Force Majeure.

          C. Provided that this Lease Agreement is executed on or before March 31, 2000, if Landlord is unable to substantially complete the Premises by April 30, 2001 ("Termination Notice Date"), then and only then, Tenant will have the right to terminate this Lease by delivering written notice to Landlord, not more then thirty (30) days after the Termination Notice Date of its intent to terminate the Lease if Landlord is unable to substantially complete the Premises within thirty (30) days of Landlord's receipt of Tenant's notice. The Termination Notice Date will be extended automatically by one day for each day of delay caused by Tenant, Tenant's agents, contractors, vendors, suppliers or invitees; and Force Majeure.

24.       Definitions
          -----------
          For purposes of this Lease, the following defined terms have the meanings set forth below or in the section of the Lease indicated below:

               "Business Park" shall mean the West Oak Center as defined as the Property in the Amended and Restated Declaration of Covenants, Conditions, Reservations and Restrictions for West Oak Center, Cobb County Georgia

               "Landlord's Work" shall be defined as the construction and installation of the work described in the Basic Outline Specifications in Exhibit B-1 and improvements made per Exhibit B-2.

                                  EXHIBIT "A"
                                  -----------

                                   WEST OAK

ALL THAT TRACT or parcel of land lying and being in Land Lots 804 and 853 of the 16th District, Cobb County, City of Marietta, Georgia, and being more particularly described as follows:

TO FIND THE POINT OF BEGINNING, begin at a point formed by the intersection of the northwesterly margin of the right-of-way of West Oak Parkway (100-foot right-of-way), with the southwesterly margin of the right-of-way of West Oak Drive (60-foot right-of-way), if said margins were extended to form an angle instead of a curve; thence running southwesterly along the extended margin of the right-of-way of West Oak Parkway, a distance of 499.51 feet to a point, which is the POINT OF BEGINNING; from the POINT OF BEGINNING, as thus established, thence running along the westerly margin of the right-of-way of West Oak Parkway, along the arc of a curve to the left (said arc being subtended by a chord bearing South 11(degrees)22'42" West, a distance of 264.31 feet), a distance of 269.75 feet to a point; thence leaving the westerly margin of the right-of-way of West Oak Parkway, and running South 81(degrees)23'17" West, a distance of 117.87 feet to a point; thence running South 47(degrees)07'24" West, a distance of 379.68 feet to a point; thence running North 42(degrees)52'36" West, a distance of 617.86 feet to a point located on the southeasterly margin of the right-of-way of West Oak Drive North 37(degrees)40'40" East, a distance of 371.79 feet to a point; thence continuing along the southeasterly margin of the right-of-way of West Oak Drive, along the arc of a curve to the right (said arc being subtended by a chord bearing North 55(degrees)45'02" East, a distance of 229.54 feet), a distance of 233.42 feet to a point; thence leaving the southeasterly margin of the right-of-way of West Oak Drive, and running South 44(degrees)34'12" East, a distance of 368.54 feet to a point; thence running South 70(degrees)34'12" East, a distance of 158.00 feet to a point; thence running South 58(degrees)37'53" East, a distance of 50.00 feet to a point located on the westerly margin of the right-of-way of West Oak Parkway, which is the POINT OF BEGINNING, said property containing 9.395 acres, as much more particularly shown on that certain Survey of Property for 3 Plus Limited Partnership, dated June 18, 1998, prepared by Urban Engineers, Inc., and bearing the seal of Nelson F. Goetz, GRLS No. 3844.

TOGETHER WITH AND SUBJECT TO, as an appurtenance to the aforedescribed property, a non-exclusive, perpetual easement for the construction, maintenance and use of the sanitary sewer and storm drainage lines and the sanitary sewer and storm drainage patterns, all as shown on that certain Final Subdivision Plat of West Oak Center, recorded in Plat Book 129, Pages 88 and 89, Cobb County, Georgia Records.

TOGETHER WITH AND SUBJECT TO, the rights, easements and obligations set forth in that certain Joint Driveway Easement Agreement between W. Hogewoning B.V., a Netherlands corporation, and Collin Equities, Inc., a Texas corporation, and New Cheshire Limited Partnership, a Georgia limited Partnership, dated April 25, 1994, and recorded in Deed Book 8216, Page 377, aforesaid records.

Subject to: (1) all matters of record as of the date hereof, (2) matters shown on that certain Final Subdivision Plat of West Oak Center, dated December 1, 1989, prepared by Urban Engineers, Inc. and (3) any deed to secure debt.

                                 EXHIBIT "A-1"
                                 -------------

                           [FLOOR PLAN APPEARS HERE]

                                 EXHIBIT "B-1"



                         Basic Outline Specifications

                                      For

                          Building Shell and Sitework

                                      For


                             HomeGrocer.com, Inc.
                             (102,297 Square Feet)



                          3 Plus Limited Partnership
                                 March 6, 2000

THE SITE
--------

The site is to be an approximate 9.395-acre tract of land in West Oak Center located on West Oak Parkway, Marietta, Cobb County, Georgia.

THE BUILDING AND SITE FACILITIES
--------------------------------

The building gross area will be approximately 102,297 square feet as shown on the site plan prepared by MacGregor Associates Architects contained in Exhibit "A-1" (the "Site Plan"). Tenant's exclusive automobile and truck parking to be approximately as shown on the Site Plan.

PROJECT DESIGN
--------------

3 Plus Limited Partnership will retain the services of MacGregor Associates Architects (project architect), McCrary Engineering, Inc. (project civil engineer) and Doran & Karwoski Architects (project landscape architect) for the site design, architectural design, structural engineering and landscape design of the project. The design of the building will comply with the guidelines of Architectural Committee for West Oak/Atlanta, Inc.

PERMITS, LICENSING, FEES
------------------------

All building permit fees and water and sewer tap fees are included. One vault/manhole and 8' director check is included. One 2" domestic water meter and one 1" irrigation water meter are included. One 6" sewer main to the Building is included.

SITEWORK
--------

1. All grading and excavation will be performed in accordance with the design documents. A soils engineer will do a soil analysis and his recommendations followed during the structural design. Soil compaction tests will be taken during construction to insure compliance with design.
2. A concrete curb will border all paved areas. Sidewalks will be 4" thick with broomed finished and will be placed in accordance with the final design. A 6" thick reinforced concrete truck pad will be placed at the 48" high loading dock area. All exterior concrete will be 3,000 PSI.
3. Paved areas will consist of two types. The automobile parking area and associated drives will consist of 5' gravel base and 2' of asphalt. The truck drive and truck court will consist of 6" of gravel base, a 2" asphalt binder and 1" asphalt topping.
4. All utilities shall be placed underground. Adequate gas, water, electrical power and sanitary sewer service will be brought to the building. Storm water runoff from both the building and paved areas will be through an underground storm sewer system.
5. Offsite storm water detention shall be provided by the master detention facilities in West Oak Center. A detention pond is not required on the site.

CONCRETE
--------

1. Slab on grade shall be 6" thick, with 4,000 PSI unreinforced concrete at 28 days.
2.   Vapor barrier under slab is included under office area.
3. All slabs will receive saw-cut control joints at a maximum of 20' on center.
4.   A clear bond sealer/hardener will be sprayed on the warehouse floor.

EXTERIOR WALLS
--------------

Exterior walls to be 7-1/4" non-insulated, load bearing concrete tilt-up panels with a jumbo brick veneer for the projected office area.

METALS
------

1. Building frame to be steel columns with lightweight joists and joist girders. The structure is to be designed by a registered structural engineer.
2.   Metal deck to be 22 gage painted gray.
3.   Column spacing to be 50'x40' typical per Site Plan.
4. Warehouse height shall be an average of 24' clear to the bottom of bar joists.
5.   Dock canopies with 4'0" projection are included above dock doors.
6. Pipe bollards are included at all dock doors, stairs, transformers and downspouts.

THERMAL AND MOISTURE PROTECTION
-------------------------------

1. Roofing system shall be .45 mil. ballasted EPDM roofing with R-14 insulation. Cost to upgrade to R-19 insulation will be charged against Allowance provide in Exhibit "B-2", if requested.
2. Roof drainage will be by means of galvanized gutters and downspouts with standard Kynar finish.

DOORS AND WINDOWS
-----------------

1. Glass storefront up to 9' high is included. Storefront glass will be tinted insulated panels. Storefront metal will be painted aluminum (standard color).
2.   Two storefront doors are included.
3.   Five exterior hollow metal galvanized doors and frames are included.
4. The building shall have four 9'0"x10'0" 48" dock high doors, sixteen 9'x10' 38" dock high doors and one 12'0"x14'0" drive-in door, uninsulated with standard prefinished color. One pair of 12"x24" dock bumpers is included for each overhead door opening. The large overhead door shall be serviced by a ramp to grade level. Dock levelers, seals, locks, lights, etc. are not included. Tenant shall have the right to use the standard tenant improvement allowance or any additional tenant improvement allowance to install mechanical levelers dock seals and other dock equipment that will become a permanent improvement to the building.

FIRE PROTECTION
---------------

Complete wet pipe fire protection sprinkler system designed for .48 gpm/sf over the most remote 2,000 S.F. with 286 degrees sprinkler heads is included. Hose stations, in-rack sprinklers, fire pumps, mechanical smoke ventilation and draft curtains are not included.

BASIC ELECTRICAL
----------------

1.   One 4,000-amp 277/480-volt 3-phrase service with main panel is included.
2. Eight 150-watt incandescent soffit lights with twelve 400-watt metal halide wall packs with photocell are included. Exterior pole mounted security lights and truck charging plugs are not included.
3.   Security and fire alarm systems are not included.
4.   Two 4" PVC conduit lines for telephone service are included.
5.   Two 110v circuits are included for irrigation and telephone.

MODIFICATIONS TO BASIC OUTLINE SPECIFICATIONS
---------------------------------------------

1. Tenant and Landlord acknowledge that the above Basic Outline Specifications does not include all of the Tenant's project requirements referred to in the General Requirements Build to Suit, prepared by E & Y Design and Construction, dated 12/21/99. Tenant agrees to meet with the project architect and engineer within twenty (20) days of the execution of this Lease Agreement to identify the Tenant's project requirements that Tenant desires to include as part of Landlord's shell building construction. In addition, Tenant agrees that Landlord may deduct from the Allowance provided by Landlord to Tenant in Exhibit "B-2" any and all design and construction management costs incurred by Landlord for the required modifications and alterations to the Basic Outline Specifications herein above.

2. All modifications and alterations to the Basic Outline Specifications (the "Modifications") are subject to Landlord's and Tenant's written approval within five (5) days after receipt of the plans. Following Landlord's approval of the Modifications, Landlord shall negotiate a commercially reasonable "cost plus" fee arrangement with the general contractor for the Modifications (taking into account consideration such matters as minimum number of bids and contractor's charges for general conditions and overhead. The cost of Modifications for the purpose of billing to Tenant shall equal the cost to Landlord of the design and construction of Modifications (including contractor's fee (not to exceed 7%) and a construction management fee to Landlord's agent equal to 4% of the first $500,000.00 in cost of the Modifications and 2% of the cost of the Modifications above $500,000.00). The cost of Modifications shall be supported by a change order or similar document, which shall be approved by Tenant.

3. All costs and expenses incurred in the design and construction of the Modifications shall be borne by Tenant (the "Tenant Modification Costs") The Tenant Modification Costs shall be payable as follows:

     (a) Tenant shall pay to Landlord, within 5 days from delivery of Landlord's invoice to Tenant (prior to the commencement of the contraction of the Modifications) an amount equal to 90% of such Tenant Modification Costs (as then estimated by Landlord);
     (b) Upon completion of the Modifications, Tenant shall pay to Landlord within 5 days from delivery of Landlord's invoice to Tenant, the remaining 10% of such Modification Cost;
     (c) Following Substantial Completion, Landlord will reconcile Landlord's estimate of the Tenant Modification Costs with the actual Tenant Modification Costs. If the amount paid by Tenant as Tenant Modification Costs per 3 (a) and 3 (b) above, is greater than the actual Tenant Modification Costs the Landlord will refund the difference in Tenant Modification

          Costs. If the amount paid by Tenant as Tenant Modification Costs per 3
          (a) and 3 (b) above, is less than the actual Tenant Modification Costs Tenant will pay to Landlord as additional rent the difference in Tenant Modification Costs.

4. If Tenant requests any changes to the Modifications, Tenant shall present Landlord with revised drawings and specifications for Landlord's approval. Landlord's contractor shall produce a change order for such change to the plans which will include the price and time delay, if any, to the Substantial Completion of the building. Upon receipt of contractors change order, Tenant will have 5 days to approve the same, if after five days no approval is given, then the change order is deemed rejected by the Tenant. Any increase in the costs of the Modifications as a result of the changes will be the responsibility of Tenant. In addition, should Tenant's request for a change in the Modifications cause a delay in the Substantial Completion of the Modifications, then, without prejudice to the provisions hereof, Landlord shall have the right to refuse to permit the making of such changes unless and until Tenant shall have executed then a stipulation and agreement in writing stating that the Commencement Date of the lease shall occur prior to the Substantial Completion of the Premises.

5. Tenant shall pay to Landlord in accordance with the provisions of hereof any actual out-of-pocket costs incurred by Landlord for costs resulting from the fact that the Modifications are required to be changed in order to conform to the plans and specifications for the building or governmental requirements, to the extent that such plans and specifications or government requirements were modified after approval of the Modifications and were the result of changes which were beyond Landlord's control.

6. Landlord shall provide Tenant with architectural and engineering drawings for the Building and sitework as specified in Exhibit B-1 for use in Tenant's determination of necessary changes and evaluation of costs of change orders.

                                 EXHIBIT "B-2"
                                 -------------

                             IMPROVEMENT AGREEMENT

1. The Premises are rented in "as-is" condition, except as expressly stated elsewhere in this Lease, without any additional improvements to be rendered by Landlord, other than those improvements as described in this Exhibit B-2.

2. Tenant shall use the services of MacGregor Associates Architects, subject to Tenants receipt and approval of the contract between Landlord and MacGregor Associates Architects, to assist Tenant in the preparation of drawings, plans and specifications (the "Plans") for the construction of tenant interior improvements to the Premises (the "Improvements"). Tenant agrees to diligently pursue the completion of the Plans within twenty (20) days of the execution of this Lease Agreement. The Plans shall be subject to Landlord's and Tenant's approval within five (5) days after receipt of the Plans. All costs of preparing the Plans, including Landlord's architect costs, shall be applied against the Allowance (as herein defined).

3. Tenant shall receive an improvement allowance ("Allowance") of Four Hundred Fifty Two Thousand Dollars and 00/100 ($452,500.00) to be applied to the cost and expense incurred in the design and construction of all standard Improvements to the Premises and Building, including approximately 10,000 square feet of office area, standard warehouse heating and lighting and such other improvements as provided in this Lease Agreement. Any costs of improving the Premises and Building over the amount of the Allowance shall be payable by Tenant. In the event the Allowance is not fully utilized, Landlord shall retain any and all unutilized portion of the Allowance.

4. Following the approval in writing by Landlord of the Plans (the "Approved Plans"), Landlord shall Landlord shall negotiate a commercially reasonable "cost plus" fee arrangement with the general contractor for the Improvements (taking into account consideration such matters as minimum number of bids and contractor's charges for general conditions and overhead. The cost of Improvements for the purpose of billing to Tenant shall equal the cost to Landlord of the design and construction of Improvements (including contractor's fee and a construction management fee to Landlord's agent equal to 4% of the first $500,000.00 in cost of the Improvements and 2% of the cost of the Improvements above $500,000.00). In addition, the cost of Improvements shall be supported by a change order or similar documentation, which shall be approved by Tenant.

5. All costs and expenses incurred in the design and construction of the Improvements which exceed the Allowance shall be borne by Tenant (the "Tenant's Costs"). The Tenant's Costs shall be payable as follows:

     (a) Tenant shall pay, within 5 days from delivery of Landlord's invoice to Tenant, to Landlord prior to the commencement of the construction of the Improvements, an amount equal to 90% of such Tenant's Costs (as then estimated by Landlord);
     (b) Upon completion of the Improvements, Tenant shall pay to Landlord within 5 days from delivery of Landlord's invoice to Tenant, the remaining 10% of such Tenant's Cost;
     (c) Upon completion of the Improvements, Landlord will reconcile Landlord's estimate of the Tenant's Costs with the actual Tenant's Cost. If the amount paid by Tenant as Tenant's Costs prior to commencement of construction, par Paragraph 5 (a) of this Exhibit B, is greater than the actual Tenant's Costs the Landlord will refund the difference in Tenant's Costs. If the amount paid by Tenant as Tenant's Costs prior to commencement of construction, per Paragraph 5 (a) of this Exhibit B, is less than the actual Tenant's Costs the Tenant will pay to Landlord as additional rent the difference in Tenant's Costs.

6. If Tenant requests any changes in the Approved Plans, Tenant shall present Landlord with revised drawings and specifications for Landlord's approval. Landlord's contractor shall produce a change order for such change to the Approved Plans which will include the price and time delay, if any, to the Substantial Completion of the building. Upon receipt of contractors change order, Tenant will have 5 days to approve the same, if after five days no approval is given, then the change order is deemed rejected by the Tenant. Any increase in the costs of the Improvements as a result of the changes will be the responsibility of Tenant. In addition, should Tenant's request for a change in the Approved Plans cause a delay in the Substantial Completion of the Improvements, then, without prejudice to the provisions hereof, Landlord shall have the right to refuse to permit the making of such changes unless and until Tenant shall have executed then a stipulation and agreement in writing stating that the Commencement Date of the lease shall occur prior to the Substantial Completion of the Premises.

7. Tenant shall pay to Landlord in accordance with the provisions of hereof any actual out-of-pocket costs incurred by Landlord for costs resulting from the fact that the Approved Plans are required to be changed in order to conform to the plans and specifications for the building or governmental requirements, to the extent that such plans and specifications or government requirements were modified after approval of the Approved Plans and were the result of changes which were beyond Landlord's control.

                                  EXHIBIT "C"
                                  -----------

            SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
            -------------------------------------------------------

  THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT made this ______ day of _____, _______, among WACHOVIA BANK, N.A., a national banking association chartered pursuant to the laws of the United States of America (hereinafter referred to as "Lender") ________________, (hereinafter referred to as "Tenant") ____________________, (hereinafter collectively referred to as "Landlord").

                                  WITNESSETH:
                                  ----------

  WHEREAS, Landlord and Tenant entered into that certain Lease Agreement (hereinafter referred to as the "Lease") dated as of
__________, relating to the premises described in Exhibit A attached hereto and
                                                  ---------
by this reference made a part hereof (hereinafter referred to as the "Premises"); and

  WHEREAS, Tenant intends to occupy the Premises as a_____________ store; and

  WHEREAS, in reliance upon the foregoing, Lender has made or has committed to make a loan to Landlord in the principal amount of $__________ (hereinafter referred to as the "Loan") secured by a deed to secure debt, assignment and security agreement (hereinafter referred to as the "Security Instrument") which contains an assignment of leases and rents from Landlord to Lender covering the Premises; and

  WHEREAS, Tenant has agreed that the Lease shall be subject and subordinate to the Security Instrument held by Lender, provided Tenant is assured of continued occupancy of the Premises under the terms of the Lease;

  NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the sum of Ten Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, and notwithstanding anything in the Lease to the contrary, it is hereby agreed as follows:

  1. Lender, Tenant and Landlord do hereby covenant and agree that the Lease with all rights, options, liens and charges created thereby, is and shall continue to be subject and subordinate in all respects to the Security Instrument and to any renewals, modifications, consolidations, replacements and extensions thereof and to all advancements made thereunder.

  2. Lender does hereby agree with Tenant that, in the event Lender becomes the owner of the Premises by foreclosure, conveyance in lieu of foreclosure or otherwise, so long as Tenant complies with and performs its obligations under the Lease, (a) Lender will take no action which will interfere with or disturb Tenant's possession or use of the Premises or other rights under the Lease, and
(b) the Premises shall be subject to the Lease and Lender shall recognize Tenant as the tenant of the Premises for the remainder of the term of the Lease (including renewal options) in accordance with the provisions thereof, provided, however, that Lender shall not be subject to any offsets or defenses which Tenant might have against any prior landlord except those which arose under the provisions of the Lease out of such landlord's default and accrued after Tenant had notified Lender and given Lender the opportunity to cure same as hereinbelow provided, nor shall Lender be liable for any act or omission of any prior landlord, nor shall Lender be bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord nor shall it be bound by any amendment or modification of the Lease made without its consent.

  3. Tenant does hereby agree with Lender that, in the event Lender becomes the owner of the Premises by foreclosure, conveyance in lieu of foreclosure or otherwise, then Tenant shall attorn to and recognize Lender as the landlord under the Lease for the remainder of the term thereof (including renewal options), and Tenant shall perform and observe its obligations thereunder, subject only to the terms and conditions of the Lease. Tenant further covenants and agrees to execute and deliver upon request of Lender, or its assigns, an appropriate agreement of attornment to Lender and any subsequent titleholder of the Premises.

  4. So long as the Security Instrument remains outstanding and unsatisfied, Tenant will mail or deliver to Lender, at the address and in the manner hereinbelow provided, a copy of all notices permitted or required to be given to the Landlord by Tenant under and pursuant to the terms and provisions of the Lease. At any time before the rights of the Landlord shall have been forfeited or adversely affected because of any default of the Landlord, or within the time permitted the Landlord for curing any default under the Lease as therein provided (but not less than sixty (60) days from the receipt of notice), Lender may, but shall have no obligation to, pay any taxes and assessments, make any repairs and improvements, make any deposits or do any other act or thing required of the Landlord by the terms of the Lease; and all payments so made and all things so done and performed by Lender shall be as effective to prevent the rights of the Landlord from being forfeited or adversely affected because of any default under the Lease as the same would have been if done and performed by the Landlord. Nothing contained herein shall be construed as an obligation of Lender to cure such default. Furthermore, nothing contained herein or in the Lease shall create any express or implied obligation on the part of Lender to complete construction of the "improvements" under the Lease in the event of default by Landlord or in the event Lender acquires the Premises by foreclosure or deed in lieu of foreclosure.

  5. Tenant acknowledges that Landlord will execute and deliver to Lender an assignment of the Lease as a security for the Loan, and Tenant hereby expressly consents to such assignment.

  6. Landlord and Tenant hereby certify to Lender that the Lease has been duly executed by Landlord and Tenant and is in full force and effect; that the Lease and any modifications and amendments specified herein are a complete statement of the agreement between Landlord and Tenant with respect to the leasing of the Premises, and the Lease is in default thereunder; that no rent under the Lease has been paid more than thirty (30) days in advance of its due date; and that Tenant, as of this date, has no charge, lien or claim of offset under the Lease, or otherwise, against the rents or other charges due or to become due thereunder.

  7. Unless and except as otherwise specifically provided herein, any and all notices, elections, approvals, consents, demands, requests and responses thereto ("Communications") permitted or required to be given under this Agreement shall be in writing, signed by or on behalf of the party giving the same, and shall be deemed to have been properly given and shall be effective upon the earlier of receipt thereof or deposit thereof in the United States mail, postage prepaid, certified with return receipt requested, to the other party at the address of such other party set forth hereinbelow or at such other address within the continental United States as such other party may designate by notice specifically designated as a notice of change of address and given in accordance herewith; provided, however, that the time period in which a response to any Communication must be given shall commence on the date of receipt thereof; and provided further that no notice of change of address shall be effective with respect to Communications sent prior to the time of receipt thereof. Receipt of Communications hereunder shall occur upon actual delivery whether by mail telecopy transmission, messenger, courier service, or otherwise) to an individual party or to an officer or general or limited partner of a party or to any agent or employee of such party at the address of such party set forth hereinbelow, subject to change as provided hereinabove. An attempted delivery in accordance with the foregoing, acceptance of which is refused or rejected, shall be deemed to be and shall constitute receipt; and an attempted delivery in accordance with the foregoing by mail, messenger, or courier service (whichever is chosen by the sender) which is not completed because of changed address of which no notice was received by the sender in accordance with this provision prior to the sending of the Communication shall also be deemed to be and constitute receipt. Any Communication, if given to Lender, must be addressed as follows, subject to change as provided hereinabove:

          Wachovia Bank, N. A.
          Real Estate Finance Division
          30th Floor, Mail Code 1810
          191 Peachtree Street
          Atlanta, Georgia 30303

and, if given to Tenant. must be addressed as follows, subject to change as provided hereinabove:

               _______________________
               _______________________
               _______________________

and, if given to Landlord, shall be addressed as follows:


               _______________________
               _______________________
               _______________________

               8. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, successors-in-title and assigns. When used herein, the term "landlord" refers to landlord and to any successor to the interest of Landlord under the Lease.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

                                             LENDER:
                                             -------

As to Lender, signed                         WACHOVIA BANK, N.A.
sealed and delivered in
the presence of:

___________________________             By:____________________________
Unofficial Witness                               [Name of Bank Officer]
                                                 [Title of Bank Officer]

                                             (BANK SEAL)
___________________________
     Notary Public

Commission Expiration Date:

 __________________________
      (NOTARIAL SEAL)


                                             TENANT:
                                             ------

As to Tenant, signed
sealed and delivered in
the presence of:                         ________________________________

___________________________                By:________________________
Unofficial Witness                         Its:_______________________

                                             (CORPORATE SEAL)
___________________________
      Notary Public

Commission Expiration Date:

 __________________________
      (NOTARIAL SEAL)

                                             LANDLORD:
                                             --------

As to Landlord, signed,                  _______________________________
sealed and delivered in                  _______________________________
the presence of:

__________________________         By:________________________
Unofficial Witness               Title:__________________________

__________________________
Notary Public

Commission Expiration Date:


__________________________

  (NOTARIAL SEAL)